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                                                                Exhibit 10.3.3.d




                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT



         THIS FIRST AMENDMENT (this "Amendment") is entered into as of November 18, 1999 between TELXON CORPORATION, a Delaware corporation ("Borrower"), and FOOTHILL CAPITAL CORPORATION, as Lender and as Agent for the Lenders.

         WHEREAS, Borrower, certain financial institutions from time to time a party thereto ("Lenders"), Foothill Capital Corporation, as agent for Lenders ("Agent") are parties to a Loan and Security Agreement dated as of August 26, 1999 (the "Loan Agreement");

         WHEREAS, Borrower, Lenders and Agent have agreed to amend the Loan Agreement (i) to provide for an additional bridge loan of $20,000,000 and (ii) in certain other respects;

         NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. AMENDMENTS TO LOAN AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Loan Agreement is amended as follows:

         (a) The definition of "Bridge Loan" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:

               "BRIDGE LOAN" means each of the First Bridge Loan and the Second Bridge Loan.

         (b)   The definition of "Maximum Bridge Loan Amount" set forth in
Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:

         "MAXIMUM BRIDGE LOAN AMOUNT" means $50,000,000.

         (c) The definition of "Maximum Revolving/Term Loan Amount" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:

               "MAXIMUM REVOLVING/TERM LOAN AMOUNT" means $50,000,000; provided, that upon payment in full of the Bridge Loans, the Maximum Revolving/Term Loan Amount shall be increased to $80,000,00.

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         (d)   The definition of "Pledged Stock" set forth in Section 1.1 of the
Loan Agreement is amended and restated in its entirety as follows:

               "PLEDGED STOCK" means the Stock of Aironet owned by Borrower or The Retail Technology Group, Inc. and pledged to Agent pursuant to the Stock Pledge Agreement and any Stock of Cisco Systems Inc. received by Borrower or the Retail Technology Group, Inc. in exchange for Stock of Aironet pursuant to the terms of that Agreement and Plan of Merger and Reorganization dated November 8, 1999 by and among Cisco Systems, Inc., Osprey Acquisition Corporation and Aironet, but only so long as such Stock of Cisco Systems, Inc. is pledged to Agent pursuant to the Stock Pledge Agreement.

         (e) The definition of "Pro Rata Share" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:

               "PRO RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments; PROVIDED, that after all or any portion of the Bridge Loans is repaid, the amount of such repayment shall be excluded from the calculation thereof.

         (f) The definition of "Term Loan" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:

               "TERM LOAN" means each Term Loan No. 1, Term Loan No. 2 and each Bridge Loan.

         (g) The following definitions are added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

               "FIRST BRIDGE LOAN" has the meaning set forth in Section
         2.3(c).

                  "SECOND BRIDGE LOAN" has the meaning set forth in Section 2.3(c).

         (h) The fourth sentence of Section 2.3(b) of the Loan Agreement is amended and restated in its entirety as follows:

               In addition, if any portion of the Bridge Loans are outstanding and the sum of the principal balance of Term Loan No. 2 and the Bridge Loans exceeds 40% of the market value of the Pledged Stock (based on a 2 Business Day rolling average of the closing price of the Pledged Stock as determined by Agent), Borrower will prepay Term Loan No. 2 in an amount necessary to eliminate such excess within one Business Day.


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         (i)   Section 2.3(c) of the Loan Agreement is amended and restated in its entirety as follows:

               Subject to the terms and conditions of this Agreement, the Bridge Lenders made a Term Loan (the "First Bridge Loan") to Borrower in an aggregate principal amount of $30,000,000 on the Closing Date. The First Bridge Loan shall be repaid in full on or before March 31, 2000. Subject to the terms and conditions of this Agreement, the Bridge Lenders agree to make a Term Loan on November 18, 1999 (the "Second Bridge Loan") to Borrower in an aggregate principal amount of $20,000,000. The Second Bridge Loan shall be repaid in full on or before March 31, 2000. In addition, if at any time the aggregate outstanding principal balances of Term Loan No. 2 and the Bridge Loans exceeds 40% of the market value of the Pledged Stock (based on a 2 Business Day rolling average of the closing price of the Pledged Stock as determined by Agent), Borrower shall make a mandatory prepayment within 1 Business Day in respect of the Bridge Loans in amount necessary to eliminate such excess. The outstanding principal balance and all accrued and unpaid interest under the Bridge Loans shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under the Bridge Loans shall constitute Obligations.

         (j) Section 2.4(b) of the Loan Agreement is amended and restated in its entirety as follows:

               APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances or the Term Loans to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and so long as no Event of Default exists, all such payments not relating to principal or interest of specific Advances or the Term Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by Agent, shall be applied, FIRST, to pay any fees, or expense reimbursements then due to Agent from Borrower; SECOND, to pay any fees or expense reimbursements then due to the Lenders from Borrower; THIRD, to pay interest due in respect of all Advances (including Foothill Loans and Agent Advances) and the Term Loans; FOURTH, to pay or prepay principal of Foothill Loans and Agent Advances; FIFTH, ratably to pay principal of the Advances (other than Foothill Loans and Agent Advances); SIXTH, ratably to repay the principal of Term Loan No. 1 and Term Loan No. 2; SEVENTH, to be held by


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         Agent as cash collateral in accordance with SECTION 2.2(e) hereof with respect to unreimbursed obligations in respect of Letters of Credit; EIGHTH, ratably to repay the principal of Bridge Loans; and NINTH, ratably to pay any other Obligations due to Agent or any Lender by Borrower; PROVIDED, that notwithstanding the foregoing, proceeds of the Pledged Stock and other Collateral (other than Accounts collected and Inventory sold in the ordinary course of business) received by Agent shall be applied, FIRST to pay any fees or expense reimbursements related to the Bridge Loans and the Pledged Stock, SECOND, ratably to pay principal of the Bridge Loans and, thereafter, in accordance with the initial portion of this sentence; PROVIDED, FURTHER, that so long as no Event of Default exists, any and all payments made by Telxon Canada or Telxon U.K. constituting proceeds of Collateral on or in respect of Obligations, including proceeds or collections of the Collateral of Telxon Canada or Telxon U.K., shall be applied to pay or prepay principal of the Foothill Loans and Agent Advances and then to pay or prepay principal of the Advances other than Foothill Loans and Agent Advances and to provide cash collateral in respect of outstanding Letters of Credit or any unrepaid reimbursement obligations in respect thereof, as applicable, and thereafter to pay interest due in respect of Advances and Term Loans. Notwithstanding the foregoing, if an Event of Default exists, all payments remitted to Agent shall be applied FIRST, to pay any fees, or expense reimbursements then due to Agent from Borrower; SECOND, to pay any fees or expense reimbursements then due to the Lenders from Borrower; THIRD, to pay interest due in respect of all Advances (including Foothill Loans and Agent Advances) and the Term Loans; FOURTH, to pay or prepay principal of Foothill Loans and Agent Advances; and FIFTH, to the remaining Obligations in such order and manner as elected by the Required Revolving/Term Lenders (or if the Revolving/Term Commitment has been terminated and the Revolving Loan, Term Loan No. 1, Term Loan No. 2 and the Obligations with respect to Letters of Credit have been satisfied in full, as elected by the Required Bridge Lenders); PROVIDED, that until the Bridge Loans have been repaid in full, regardless of whether an Event of Default exists, proceeds of Pledged Stock shall be applied as provided in the immediately preceding sentence.

         (k) Section 2.6(a) of the Loan Agreement is amended and restated in its entirety as follows:

               INTEREST RATE. Except as provided in clause (c) below, (i) all Obligations (except for Eurodollar Rate Loans, the Term Loans and amounts undrawn under Letters of Credit) shall bear interest on the Daily Balance at a per annum rate equal to the Reference Rate plus the Applicable Revolving Margin, (ii) all Advances that are Eurodollar Rate Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate for the applicable


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         Interest Period plus the Applicable Revolving Margin, (iii) the portion of Term Loan No. 1 or the First Bridge Loan that is a Reference Rate Loan and the Second Bridge Loan shall bear interest at a per annum rate equal to the Reference Rate plus 0.50%, (iv) the portion of Term Loan No. 1 or the First Bridge Loan that is a Eurodollar Rate Loan shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate for the applicable Interest period plus 2.75%, and (v) Term Loan No. 2 shall bear interest at a fixed per annum rate of 12.5%; PROVIDED, that notwithstanding the foregoing (x) at all times on or after the earlier of December 26, 1999 and the date of any sale of the Pledged Stock, the First Bridge Loan shall bear interest at a fixed per annum rate of 12.5%, and (y) at all times on or after the earlier of March 31, 2000 and the date of any sale of the Pledged Stock, the Second Bridge Loan shall bear interest at a fixed rate per annum of 12.5%.

         (l) Section 2.6(c) of the Loan Agreement is amended to replace the phrase "Bridge Loan" with the phrase "Bridge Loans."

         (m) Section 2.6(d) of the Loan Agreement is amended to replace the phrase "Bridge Loan" with the phrase "Bridge Loans."

         (n) The first sentence of Section 2.12(a) of the Loan Agreement is amended and restated in its entirety as follows:

               Borrower may from time to time, on or after the Closing Date, request in a written or telephonic communication with Agent: (i) Loans (other than Term Loan No. 2, the Second Bridge Loan or, at any time after the earlier of December 26, 1999 and the date of any sale of the Pledged Stock, the First Bridge Loan) to constitute Eurodollar Rate Loans (pursuant to SECTION 2.12(c)); (ii) that Reference Rate Loans (other than Term Loan No. 2 and the Second Bridge Loan) or, at any time after the earlier of December 26, 1999 and the date of any sale of the Pledged Stock, the First Bridge Loan) be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period.

         (o) Clause (vi) of Section 2.12(a) of the Loan Agreement is amended and restated in its entirety as follows:

         (vi) no portion of Term Loan No. 2 or the Second Bridge Loan shall be a Eurodollar Rate Loan; and

         (p) Section 3.6 of the Loan Agreement is amended to replace each reference to the phrase "the Maximum Revolving/Term Loan Amount plus the outstanding principal balance of the Bridge Loan" with the phrase "$70,000,000 (or if the Bridge Loans have been repaid in full, $80,000,000)."

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         (q)   Section 6.18 of the Loan Agreement is amended and restated in its entirety as follows:

               On or before March 31, 2000, Borrower shall cause all or a portion of the Pledged Stock to be sold in a transaction consummated in accordance with applicable law in which the net cash proceeds received by Agent for such Pledged Stock are at least $50,000,000.

         (r) Section 7.4 of the Loan Agreement is amended and restated in its entirety as follows:

               Sell, lease, assign, transfer, or otherwise dispose of any of its properties or assets other than sales of Inventory to buyers in the ordinary course of its business as currently conducted and sales of fixed assets to the extent that the proceeds thereof exceed 120% of the orderly liquidation value of such assets, the proceeds of such sale are delivered to Agent to be applied to the Obligations in accordance with
         Section 2.4(b) and the aggregate amount of such sales do not exceed $100,000 during any fiscal year of Borrower.

         (s) Section 7.17 of the Loan Agreement is amended to replace the phrase "Bridge Loan" with the phrase "Bridge Loans."

         (t) Section 7.20(b) of the Loan Agreement is amended to replace the phrase "Bridge Loan" with the phrase "Bridge Loans."

         (u) Section 9.1(b) of the Loan Agreement is amended to replace the first reference to the phrase "the Bridge Loan" with the phrase "each of the Bridge Loans" and to replace the second reference to the phrase "the Bridge Loan" with the phrase "the Bridge Loans."

         (v) Section 16.1 of the Loan Agreement is amended to replace the phrase "Bridge Loan" with the phrase "Bridge Loans."

         3. RATIFICATION. This Amendment No. 1 to Loan and Security Agreement (the "Amendment"), subject to satisfaction of the conditions provided in SECTION 4 below, shall constitute amendments to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

         4. CONDITIONS TO EFFECTIVENESS. The amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment and upon the satisfaction of the following conditions precedent in form and substance satisfactory to Agent and Lenders:


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         (a)   Agent shall have received a Secretary's Certificate of Borrower, an opinion of counsel to Borrower, a reaffirmation from each guarantor of the Obligations and a fee letter relating to this Amendment (the "Amendment Fee Letter");

         (b) AMENDMENT FEE. Borrower shall pay to Lender the fees due under the Amendment Fee Letter; and

         (c) NO DEFAULT. No Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, and, after giving effect to the amendments contained herein, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

         5.    MISCELLANEOUS.

         (a) WARRANTIES AND ABSENCE OF DEFAULTS. In order to induce Lenders to enter into this Amendment, Borrower hereby warrants to Lenders, as of the date hereof, that:

               (i) The warranties of Borrower contained in the Loan Agreement, as herein amended, are true and correct as of the date hereof as if made on the date hereof.

               (ii) All information, reports and other papers and data heretofore furnished to Agent and Lenders by Borrower in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Agent and Lenders true and accurate knowledge of the subject matter thereof. None of the information furnished to Agent or Lenders by or on behalf of Borrower contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

               (iii) No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof.

         (b) EXPENSES. Borrower agrees to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in


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this Section 5(b) shall survive any termination of this Amendment and the Loan
Agreement as amended hereby.

         (c) GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

         (d) COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         (e) REFERENCE TO LOAN AGREEMENT. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

         (f) SUCCESSORS. This Amendment shall be binding upon Borrower, Agent, Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, Agent, Lenders and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.


                               TELXON CORPORATION


                               By  /s/ Woody M. McGee
                                   -------------------------------------------
                               Its  Vice President and Chief Financial Officer
                                   -------------------------------------------


                               FOOTHILL CAPITAL CORPORATION,
                               as Lender and as Agent

                               By  /s/ Peter Droof
                                   -------------------------------------------
                               Its Vice President
                                   -------------------------------------------



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